FORM OF

SUBSCRIPTION AGREEMENT

GADSDEN GROWTH PROPERTIES, INC.

Dated as of _______, 2016

1. The undersigned hereby subscribes to ___________ (____) shares (“Shares”) of common stock, par value of one cent ($0.01) per share, of Gadsden Growth Properties, Inc., a Maryland corporation (the “Corporation”). Payment therefor will be made in cash at the price of fifty cents ($0.50) per share by check or wire transfer.

2. The Shares will be issued on the date of this agreement and when issued, shall be fully paid and non-assessable.

3. The undersigned subscriber hereby:

3.1 Acknowledges that the Shares are part of the initial capitalization of the Corporation;

3.2 Acknowledges that the undersigned has been advised that the Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), and, accordingly, that the undersigned may not be able to sell or otherwise dispose of the Shares when the undersigned wishes to do so;

3.3 Represents and warrants that the Shares are being purchased by the undersigned for the undersigned’s own sole benefit and account for investment and not with a view to, or for resale in connection with, a public offering or distribution thereof;

3.4 Agrees that the Shares will not be resold (a) without registration thereof under the Act (unless an exemption from such registration is available) or (b) in violation of any law; and

3.5 Consents that the certificate or certificates representing the Shares may be impressed with a legend indicating that the Shares are not registered under the Act and reciting that transfer thereof is restricted.

[Signatures to Follow]

IN WITNESS WHEREOF, the undersigned subscriber and the Corporation have each duly executed and delivered this Subscription Agreement as of the date first written above.

SUBSCRIBER

Signature:
Name:

GADSDEN GROWTH PROPERTIES, INC.

By:
Name:	John E. Hartman
Title:	Chief Executive Officer

[Signature page - Gadsden Growth Properties, Inc. - Subscription Agreement]

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